UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 3, 2004

POWERCERV CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-27574	59-3350780
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

10150 Highlands Manor Drive, Suite 326, Tampa, Florida	33610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code   (813) 314-2152

400 North Ashley Drive, Suite 2675, Tampa, Florida  33602

(Former name or former address, if changed since last report)

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Item 7.   Financial Statements and Exhibits.

(c)   Exhibits

99.1   Press Release dated March 3, 2004.

Item 9.   Regulation FD Disclosure

On March 2, 2004, PowerCerv Corporation (the “Company”) issued a press release disclosing the declaration by its Board of Directors on February 27, 2004, of cash distributions payable on the Company’s preferred stock and common stock.  The distribution of $0.27075 per share on the preferred stock is payable on March 1, 2004, to preferred shareholders of record at the close of business on February 27, 2004.  The distribution of $0.02286 per share on the common stock is payable on March 12, 2004, to common shareholders of record at the close of business on March 10, 2004  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2004	POWERCERV CORPORATION
(Registrant)

	By:	/s/ John Stanton
John Stanton, Chairman and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 2, 2004